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                               Asta Funding, Inc.
                                   Form 10-KSB
                               September 30, 2001
                                                                    Exhibit 10.9


                                                                  EXECUTION COPY
                              AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT

                  THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Agreement") is executed and entered into as of November 15, 2001 by and among ASTA FUNDING ACQUISITION II, LLC, a Delaware limited liability company and PALISADES COLLECTION, L.L.C., a Delaware limited liability company (together, "Borrower"), ASTA FUNDING, INC., a Delaware corporation ("Asta Funding") and ISRAEL DISCOUNT BANK OF NEW YORK, a New York banking corporation ("Lender").

                                    RECITALS

                  A. Asta II, Asta Funding and Lender are parties to a Loan and Security Agreement dated as of January 18, 2001 (the "Original Agreement") pursuant to which Lender established a $10,000,000 discretionary Line of Credit (the "Original Line of Credit") for the purpose of financing the acquisition of portfolios of consumer loans and/or receivables, which Original Line of Credit was guaranteed by Asta Funding and secured by certain assets of the Borrower and Asta Funding. As of the date of this Agreement the outstanding principal obligations of the Borrower under the Original Line of Credit are $_____________ (the "Existing Debt").

                  B. The Borrower and Asta Funding have requested that Lender amend and restate the Original Line of Credit so as to have available a revolving line of credit on the terms and conditions set forth herein, in an amount not to exceed $20,000,000 at any one time outstanding, but in no event shall the outstanding Advances (including, any Advance then being requested) exceed the then effective Borrowing Base and/or Advance Ratio (the "Line of Credit"). This Agreement is an amendment and restatement of the terms and conditions of the lending relationship between the parties as previously set forth in the Original Agreement and any amendments or supplements thereto, and is not a new loan agreement, and all of the terms and conditions of the Original Agreement shall remain in full force and effect as though set forth herein at length, to the extent not inconsistent with the terms of this Agreement. The execution and delivery of this Agreement and the Loan Documents shall not in any circumstances be deemed to have terminated, released, extinguished or discharged any existing indebtedness of any Borrower under the Original Agreement, the Obligations of any Guarantors or the Collateral therefor, all of which indebtedness, Obligations and collateral shall continue under and be governed by this Agreement and the Loan Documents. To the extent of any inconsistencies, the terms of this Agreement shall control.

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                  C. Lender has agreed to establish the Line of Credit for the purpose of making Advances for working capital and to permit the Borrower, Asta Funding and any Affiliate to acquire Portfolios on the terms and conditions of this Agreement, as amended from time to time.

                  D. These Recitals are incorporated and made a part of this Agreement.

                  NOW THEREFORE, in consideration of Lender's financing of the acquisition of Portfolios, and in further consideration of the inducement to Lender to make payments to the Sellers, make Advances to, and to otherwise extend credit to the Borrower, the parties hereto agree as follows:

Section 1. Definitions: For purposes of this Agreement, the following terms shall mean:

                  All terms used in this Agreement which are defined in Article 1 or Article 9 of the Uniform Commercial Code ("UCC"), as each is amended from time to time, shall have the meanings given therein, unless otherwise defined in this Agreement and all references to the plural herein shall also mean the singular.

1.1. "Accounts" means all present and future accounts, contract rights, general intangibles, payment intangibles, promissory notes, deposit accounts, supporting obligations, chattel paper, documents and instruments, as such terms are defined in the UCC, including, without limitation, all obligations for the payment of money arising out of any Consumer Loan.
1.2. "Account Debtor" means each person, firm, or entity in any way obligated to make payment of any Account.
1.3. "Advance" or "Advances" means individually a loan and collectively the loans made by Lender to Borrower pursuant to this Agreement.
1.4. "Advance Ratio" means at the date of computation an amount equal to fifteen (15) times the average Collections for the immediately preceding three (3) complete calendar month period prior to the date of each computation.
1.5. "Advance Request" means each written request by Borrower for an Advance submitted with the information and documents required by Section 2.3 hereof.
1.6. "Affiliate" means an entity that is wholly owned by Asta Funding and is engaged in the business of acquiring and/or managing Portfolios and executes and delivers to Lender an Affiliate Guaranty, an Affiliate Security Agreement and an Affiliate Confirmation.
1.7. "Affiliate Confirmation" means the agreement executed by each Affiliate in form of Exhibit C annexed hereto.
1.8. "Affiliate Guaranty" means a guaranty, in form acceptable to Lender, executed by an Affiliate of all of the Obligations.
1.9. "Affiliate Security Agreement" means a security agreement, in form acceptable to Lender, executed by an Affiliate granting to Lender a security interest in and lien on each Portfolio acquired by such Affiliate pursuant to the terms of this Agreement.
1.10. "Aging Report" means a report in detail satisfactory to Lender with respect to the outstanding Accounts as of the last day of each month, setting forth the name of each Account Debtor, the original amount and date of each Account and date and amount of each Payment with respect to each Account.

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1.11.    "Asta I" means Asta Funding Acquisition I, LLC.
1.12.    "Asta II" means Asta Funding Acquisition II, LLC.
1.13.    "Asta Funding" means Asta Funding, Inc.
1.14. "Auto Contract" means any agreement or contract or other evidence of debt executed by a borrower and/or lessee in connection with an Auto Loan and any amendments thereto.
1.15. "Auto Loan" means all automobile loans presently and hereafter owned, set forth in a written report or in computer discs, from time to time, delivered to Lender, which computer discs shall be in the current format or any other format acceptable to Lender, together with each Auto Contract, chattel paper, instrument, document, general intangible, guarantee and all collateral security held with respect to such loans.
1.16.    "Banking Day" means any day on which Lender is open for business.
1.17. "Books and Records" means all records, in any format whatsoever and the computer software, programs and access codes, relating to each Consumer Loan and the Collateral.
1.18.    "Borrower" means Asta II and Palisades.
1.19. "Borrowing Base" means at the date of each Advance Request and/or Borrowing Base Certificate, without duplication, an amount equal to the lesser of (i) the sum of (a)50% of then existing Eligible Accounts, and
         (b) 50% of the Accounts which are part of a particular (i) proposed Small Portfolio or (ii) Portfolio Proposal approved by Lender and which Accounts would be considered Eligible Accounts if said Accounts were owned by Borrower and upon which the Lender had been granted a first and prior perfected security interest by the Debtors, but in no event more than the Portfolio Acquisition Cost, and (ii) the Advance Ratio.
1.20. "Borrowing Base Certificate" means the certificate in the form of Exhibit A annexed hereto, completed and signed by an officer of Borrower and delivered to Lender with each Advance Request and not later than fifteen (15) days after the last day of each month, with respect to the prior month.
1.21.    "Chattel Paper" shall have the meaning given such term in the UCC.
1.22. "Closing Date" means the date on which all of the conditions precedent set forth in Section 11 hereof have been complied with to the sole satisfaction of Lender.
1.23. "Collateral" means (a) each Debtor's (other than Asta Funding's) present and future Accounts, Chattel Paper, Payment Intangibles and Collections, together with all of each Debtor's respective right, title and interest in and to all (i) Consumer Loans, (ii) all rights, claims, action and/or causes of action under any of the Consumer Loans, (iii) all Books and Records, (iv) all lawsuits (including, commercial tort actions) and judgments relating to each Consumer Loan, (v) all Support Obligations, guarantees and security with respect to each Consumer Loan, and (vi) all cash and non-cash proceeds of all of the foregoing, including insurance proceeds and the funds, if any, in the Operating Account and the Lockbox Account; and (b) all of Asta Funding's Auto Loans, Auto Contracts and the Accounts, Collections rights, claims, actions and/or causes of action, Books and Records, lawsuits, judgments and Support Obligations relating thereto that have been granted to Lender pursuant to the Original Agreement. Notwithstanding the foregoing, Collateral shall exclude any accounts and all other of the above-described property and assets that relate to any Rejected Portfolio that any Debtor may purchase notwithstanding Lender's rejection of the related Portfolio Proposal.


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1.24.    "Collection Report" means a report in detail satisfactory to Lender as to all Collections received during each month and the Account or Consumer Loan to which it applies.
1.25. "Collections" mean all Payments actually received and collected (a) by or on behalf of the Borrower or any Guarantor with respect to any Consumer Loan, which is included in the Collateral, or (b) by or on behalf of a Seller with respect to a Portfolio Loan, which is to be included in the Collateral.
1.26. "Consumer Loans" means all Credit Card Receivables, Auto Loans and any other type of consumer loan acceptable to Lender now or hereafter owned or held by the Borrower or any Guarantor.
1.27. "Credit Card Receivables" means each of the performing and non-performing credit card receivables and/or loans presently owned, and as, from time to time, fully set forth in a computer disc delivered to Lender, which shall be in a format acceptable to the Lender, whether such is deemed to consist of accounts or general intangibles under the UCC, together with any chattel paper, instrument, document, general intangible, guarantee and other collateral security held by Borrower with respect to such receivables and/or loans, together with the proceeds thereof.
1.28. "Debtors" means all or any of Borrower and the Guarantors, but in no event a Non-Affiliate.
1.29. "Deficiency Fee" means the sum of $50,000 in the event that there are no outstanding Advances in each consecutive twelve (12) month period commencing from the date of this Agreement, and in the event there are advances the Deficiency Fee shall equal $50,000, less ($50,000 multiplied by the average monthly amount of outstanding Advances divided by $1,670,000) provided that in no event shall there be a credit to the Borrower. In the event this Agreement is terminated prior to the Termination Date, the average monthly amount of outstanding advances shall be deemed to be zero for the months following the termination of this Agreement, and the Deficiency Fee shall then be due upon termination of this Agreement.
1.30.    "E.R." means E.R. Receivables Corp., L.L.C.
1.31. "Eligible Accounts" means Accounts arising out of Consumer Loans, as to which Lender has been granted a first and prior perfected security interest by the Debtors, with respect to which the Account Debtor has made a Payment within the last ninety (90) days and which is presently owned by any Debtor or is part of a Portfolio Proposal approved by Lender.
1.32. "Events of Default" shall have the meaning set forth in Section 12 hereof.
1.33. "Examination Fee" means a field examination fee of Lender not to exceed $750.00 per each day of examination, provided that so long as no Event of Default is continuing, Borrower shall not be required to pay for more than one field examination in any calendar quarter.
1.34. "Financial Statements" mean the financial statements to be furnished to Lender pursuant to Section 9(t).
1.35. "GAAP" means generally accepted accounting principles then in effect and consistent with those applied in the preparation of the financial statements to be delivered pursuant to Section 9(t) hereof.

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1.36.    "Grid Note" means the note executed by Borrower in the form of Exhibit
         B annexed hereto, as amended, renewed or replaced from time to time.
1.37. "Guarantees" means the guaranty of all of the Obligations executed by Asta Funding, Asta I and each Affiliate Guaranty, as each is amended from time to time.
1.38. "Guarantors" mean Asta Funding, Asta I, E.R. and each Affiliate, if any, or any one or more of them, but in no event a Non-Affiliate.
1.39. "Indemnified Party" means Lender and each of its officers, directors, representatives and employees.
1.40. "Lender Fees" means all Line Fees, Deficiency Fees, Portfolio Examination Fees and Examination Fees from time to time payable to Lender under this Agreement.
1.41. "Line Fee" means a fee equal to $50,000, which shall be deemed earned as of the date of this Agreement and shall be payable on the Closing Date.
1.42. "Line of Credit" shall have the meaning given such term in Recital B above.
1.43. "Loan Documents" means this Agreement, the Grid Note, the Guarantees, the Security Agreements and each of the other documents required to be executed and delivered pursuant to Section 11 hereof.
1.44. "Lockbox Account" means the segregated account to be established by Debtors after the occurrence and during the continuance of an Event of Default, into which the Account Debtors shall be instructed to send Payments and as to which account none of the Debtors shall have any control.
1.45. "Non-Affiliate" means an entity that is wholly owned by Asta Funding which is not required by the Lender to execute and deliver an Affiliate Guaranty, an Affiliate Security Agreement and an Affiliate Confirmation pursuant to Section 2.3(d) of this Agreement.
1.46. "Obligations" means all Advances and any and all loans, indebtedness, liabilities and obligations of any kind owing by Borrower to Lender and any of Lender's divisions, subsidiaries or affiliates, however evidenced, whether as principal, guarantor or otherwise, arising under this Agreement, or any supplement hereto, or otherwise, whether now existing or hereafter arising, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, original, renewed or extended, and whether arising directly or acquired from others (including, without limitation, Lender's participation or interests in Borrower's obligations to others) and including, without limitation, all Existing Debt, Lender Fees, charges, commissions, interest, expenses, costs and attorneys' fees chargeable to Borrower in connection with all of the foregoing and as to which Lender is entitled under any Loan Document.
1.47. "Obligor" means any person, firm or entity, which has guaranteed or is liable for the repayment of any Account Debtor's obligation.
1.48. "Operating Account" means the account currently maintained by Asta II and the account to be established by Palisades with Lender.
1.49.    "Palisades" means Palisades Collection, L.L.C.
1.50. "Payment Intangibles" shall have the meaning given such term in the UCC.
1.51. "Payments" means the payments of whatsoever nature made by each Account Debtor with respect to the Accounts relating to such Account Debtor and/or the payments made by any Obligor with respect to any Account.

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1.52.    "Permitted Debt" means(a) the indebtedness (a) for borrowed monies of
         Borrower and the Guarantors set forth in Schedule A annexed hereto, but not any increase thereof, and (b)any debt to finance a Rejected Portfolio, and (c) of one Debtor to another Debtor, including, the indebtedness of Palisades to Asta I, Asta II and E.R. in connection with the acquisition of the Portfolio Loans set forth in Schedule A-1 annexed hereto, but not any increase thereof.
1.53. "Permitted Liens" means the security interests of the Debtors in favor of the secured parties listed in Schedule B annexed hereto, including liens on a Rejected Portfolio financed by another lender.
1.54. "Portfolio" means the Portfolio Loans to be acquired with the proceeds of an Advance made by Lender.
1.55. "Portfolio Acquisition Cost" means the actual or final amount to be paid to the Seller of a Portfolio pursuant to the terms of the applicable Portfolio Acquisition Documents.
1.56. "Portfolio Acquisition Documents" means the purchase and other agreements between a Debtor and the Seller of each Portfolio, as each may be amended.
1.57. "Portfolio Bid" means the specific amount or the maximum of a range of amounts which are to be bid to acquire a Portfolio.
1.58. "Portfolio Examination Fee" means a fee of $750 per each day as required in Lender's sole discretion to review, examine and report as to the legal and financial status of each Portfolio Proposal, together with Lender's actual out-of-pocket expenses, including travel, meals and hotel expenses.
1.59. "Portfolio Loans" means the Consumer Loans, which comprise each Portfolio, as more specifically detailed in the applicable Portfolio Proposal.
1.60. "Portfolio Proposal" means a written proposal presented by Borrower or any other Guarantor with respect to a Portfolio that such party intends to submit to a Seller for the purchase of such Portfolio, which shall set forth in sufficient detail the (a) Portfolio Bid and the terms of payment thereof, (b) nature of the Consumer Loans comprising the Portfolio, (c) a computer disc or written report containing a detailed description of the Consumer Loans, (d) name of the Seller, and (e) Portfolio Acquisition Documents, all of which shall be in form, scope and substance acceptable to Lender.
1.61.    "Prime Rate" shall have the meaning given such term in the Grid Note.
1.62. "Rejected Portfolio" means the Consumer Loans and all rights and interests related thereto that are in a Portfolio Proposal that is rejected by Lender.
1.63. "Reports" mean the Aging Reports and the Collection Reports, including the computer discs containing all of the information contained therein.
1.64. "Seller" means the party which has agreed to sell Portfolio Loans to a Debtor.
1.65. "Security Agreements" means the security agreement executed by Borrower, each Guarantor and each Affiliate Guaranty, granting Lender a security interest in the Collateral owned by each party executing same, as each is amended from time to time.
1.66.    "Small Portfolio" is defined in Section 2.2(d).
1.67. "Subordinated Debt" means any indebtedness which is subordinated in right of payment to the Obligations, pursuant to the terms of an agreement in form and scope and on terms acceptable to the Lender, in its sole discretion.
1.68.    "Support Obligation" shall have the meaning given such term in the UCC.


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1.69.    "Tangible Net Worth" means, for any period, the assets of any Borrower or Debtor, all as determined by GAAP and as reported in the Financial Statements, which shall exclude each Borrower's and Debtor's goodwill, all intangible assets and all loans, advances, exchanges and other indebtedness (other than Subordinated Debt) owing to each Borrower or Debtor by any shareholder, officer, employee or a relative thereof or any Affiliate or Non-Affiliate, as the case may be, less Total Liabilities.
1.70.    "Termination Date" means September 30, 2002.
1.71. "Total Liabilities" means, for any period, all liabilities of each Borrower and Debtor, as determined by GAAP and as reported in the Financial Statements, which liabilities shall include the Advances then outstanding.

Section 2.  Line of Credit and Advances
2.1 (a) Lender shall from time to time upon Lender's receipt of an Advance Request make an Advance to Borrower, provided, that (i) no Advance shall, if the Advance is for the purpose of the acquisition of a Portfolio, exceed 100% of the Portfolio Acquisition Cost set forth in the Advance Request made with respect to such Advance; (ii) the outstanding Advances after giving effect to the Advance requested in the Advance Request do not exceed the Borrowing Base, the Advance Ratio and the Line of Credit, then in effect; and (iii) there exists no Event of Default or an event which with the lapse of time and/or the giving of notice would constitute an Event of Default.
                  (b) All Advances shall be payable on the earlier of (i) the Termination Date, or (ii) the occurrence of an Event of Default.
                  (c) Borrower hereby irrevocably authorizes Lender to record on the schedules annexed to the Grid Note and/or a loan account established on Lender's computerized records the date and amount of each Advance under the Line of Credit and each repayment thereof, which notations shall be conclusively binding on Borrower absent manifest error.
                  (d) All Advances shall bear interest prior to an Event of Default at the rate per annum equal to Lender's Prime Rate as from time to time in effect and interest at the rate on and after an Event of Default as provided for in the Grid Note, which interest shall be due and payable as provided for in the Grid Note and be charged to the Operating Account.
                  (e) All monthly installments of principal, interest and Lender Fees shall be charged to the Operating Account when due.
                  (f) Prior to the Termination Date the Borrower shall be permitted to borrow, repay and reborrow under the Line of Credit provided there is no existing Event of Default and Borrower is in compliance with Section 2.1(a) above.

2.2      Portfolio Proposal
                  (a) From time to time Borrower shall deliver by hand, email, telecopier or overnight courier a Portfolio Proposal to Lender. Upon Lender's request, in the event the Portfolio Bid is in excess of $3,000,000, Borrower shall deliver to Lender all information and documents as Lender shall request with respect to the Portfolio and the Portfolio Request and shall cause the Seller to cooperate with Lender's examination of Seller's books and records, in order to enable Lender to determine if it shall consider making an Advance.


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                  (b) In the event Lender in its sole discretion approves a
Portfolio Proposal it shall promptly notify Borrower by telecopier and Borrower may request an Advance pursuant to Section 2.3(a) below.
                  (c) Lender shall not be required to advise Borrower the reason for its failure to approve any Portfolio.
                  (d) Notwithstanding anything set forth in this Agreement Lender shall not be required to approve the acquisition of any Portfolio which has a Portfolio Acquisition Cost of $3,000,000, or less ("Small Portfolio"), provided , that (i) Borrower shall comply with the provisions of Section 2.3 with respect to any such Portfolio, and (ii) after giving effect to such Advance Borrower is in compliance with Section 2.1(a) hereof.
                  (e) Lender agrees to keep strictly confidential, subject to disclosure under applicable law, all information relating to any Portfolio Proposal or possible Portfolio Proposal, including, without limitation, the fact that a Portfolio is for sale and the terms of the proposed bid.
                  (f) Within five (5) Banking Days of its receipt of a Portfolio Proposal, Lender shall notify Borrower in writing of Lender's acceptance or rejection of the Portfolio.

2.3 Notice of Advances
                  (a) Each Advance Request for the purchase of a Portfolio (other than a Small Portfolio), if the Lender so requests, shall be accompanied by a signed and completed Borrowing Base Certificate, to be delivered to Lender prior to 1:00 p.m., New York City time of any Banking Day. Each Advance Request shall be signed by any of the President, Chairman of the Board or Chief Financial Officer of Borrower, and shall specify (i) the amount of the requested Advance, (ii) the purpose of the Advance, (iii) if the Advance is for the purchase of a Portfolio, the name of the Seller or Sellers of the Portfolio and
(iv) if applicable, the amount of the Portfolio Bid. Each Advance Request and related documents shall be sent by telecopier to Lender at (212) 986-4786 or by overnight courier, to the attention of Les Miller. Upon Lender's request Borrower shall deliver to Lender all information and documents as Lender shall request with respect to each Portfolio to be acquired, other than a Small Portfolio.
                  (b) Within five (5) Banking Days after the actual receipt by Lender of an Advance Request made for a Portfolio Proposal with a Portfolio Bid in excess of $3,000,000, and within one (1) Banking Day after the actual receipt by Lender of any other Advance request made pursuant to Section 2.3(a) herein; and provided there is no Event of Default and after giving effect to any Advance Request the Borrower is in compliance with the Borrowing Base and Advance Ratio, Lender shall credit the amount of such Advance to the Borrower's Operating Account or remit such amount by wire transfer in accordance with the Advance Request.
                  (c) Each Advance Request shall constitute a representation by Borrower that (i) the Advance shall only be used for working capital or the purchase of the Portfolio described in the Advance Request; (ii) the statements contained therein are true and correct; (iii) no Event of Default has occurred;
(iv) there has been no material adverse change in the business of any Debtor; and (v) there has been no material change in the members and/or managers of Asta Funding which have theretofore been certified to .Lender; and (vi) each Debtor is controlled by Asta Funding or another Affiliate.

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                  (d) In the event any Advance Request relates to a Portfolio to be acquired by an Affiliate, irrespective of the Portfolio Acquisition Cost of such Portfolio, prior to Lender making such Advance, such Affiliate shall execute and deliver its Affiliate Guaranty, Affiliate Security Agreement, Affiliate Confirmation, UCC-1 Financing Statements and all such other documents as Lender shall request, including, evidence of the good standing of such Affiliate and UCC Searches, all in form acceptable to Lender. Notwithstanding the prior sentence, an Affiliate that purchases a Rejected Portfolio is not required to comply with this Section 3.2(d).


Section 3. Payments
3.1 (a) In addition to the payments required by this Agreement, the Borrower shall within one (1) Banking Day pay to Lender the amount by which any outstanding Advances exceed the Borrowing Base or Advance Ratio then in effect.
                  (b) Borrower shall be permitted from time to time to make payment of the then outstanding Advances, in whole or in part, without payment of any premium or penalty, provided, that all accrued and unpaid interest on the amount then being paid is paid to Lender.

Section 4. Waiver of Right of Setoff
4.1 Borrower hereby acknowledges and agrees that the obligation of Borrower to make the payments required to be made hereunder shall be absolute and unconditional and shall not be subject to diminution or delay by setoff, counterclaim, abatement or otherwise.


Section 5. Relationship of the Parties
5.1 Borrower acknowledges and agrees that the relationship between Borrower and Lender created by this Agreement is that of debtor-creditor and not that of joint venturers, that Lender is not a joint venturer of Borrower or any other Debtor with respect to the acquisition of any Portfolio or otherwise, and that Borrower will make no representations to others to the contrary.

Section 6. Grant of Security Interest
6.1 The Debtors also agree that to secure the payment by Borrower of the Obligations, each Debtor pursuant to the terms of a Security Agreement to which it is a party shall grant to Lender a first and prior security interest in the Collateral, and the Collateral now or hereafter owned by each Debtor provided for in each Debtor's Security Agreement.

6.2 Each Debtor will perform any and all steps reasonably requested by Lender to create and maintain in Lender's favor a first and valid lien on, and security interest in, the Collateral, including, without limitation, the execution, delivery, filing and recording of financing statements and continuation statements, supplemental security agreements, notes, filings with federal government offices and any other documents necessary, in the opinion of Lender or Lender's counsel, to protect its interest in the Collateral, which liens shall be exclusive except for those liens expressly permitted elsewhere herein, including, without limitation, any Permitted Liens. Lender and its designated officers are each hereby appointed each of Debtor's attorney-in-fact to do all acts and things which Lender may deem necessary to perfect and continue perfected the security interests provided for in this Agreement, including, but not limited to, executing financing statements on behalf of each Debtor.

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Section 7. Representations and Warranties of Debtors
                  To induce Lender to make Advances pursuant to this Agreement, Borrower and Asta Funding on behalf of itself and as to each Debtor hereby represent and warrant to Lender as follows:
                  (a) Each Debtor is a corporation duly incorporated or a limited liability company duly organized and validly existing under the laws of the State of Delaware and qualified to do business in the State of New Jersey. Each Debtor has all requisite power and authority and legal right to own its property, to carry on its business as it is now being conducted, to enter into this Agreement and the other Loan Documents entered into by it and to perform all of its obligations hereunder and thereunder.
                  (b) The execution and delivery by each Debtor of the Loan Documents to which it is a party, and the performance of its obligations thereunder, have been duly authorized by all necessary action, corporate or otherwise, and do not and will not: (i) require any further action, consent or approval on the part of its members or shareholders; (ii) violate any material provision of law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect on any Debtor, or the articles of organization or operating agreement of any Debtor; or (iii) result in any breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any Debtor is a party or by which any Debtor or its properties may be bound or affected the violation of which would have a material adverse effect on any Debtor, and none of the Debtors is in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument, the violation of which would have a material adverse effect on any Debtor.
                  (c) The Loan Documents to which any Debtor is a party have been duly executed and delivered by such Debtor and are legal, valid and binding obligations of that Debtor, enforceable against that Debtor in accordance with their respective terms.
                  (d) The financing statements when filed with the Secretary of State of Delaware and/or in such other jurisdiction as Lender shall direct will constitute valid perfected first liens against the Collateral owned by each Debtor in favor of the Lender.
                  (e) Except as previously disclosed to Lender, there is no material action, suit, proceeding, inquiry or investigation, at law or in equity, or before any court, governmental instrumentality, public board or arbitrator pending or threatened against or affecting any Debtor or any of its properties or rights, wherein an unfavorable decision, ruling or finding would
(i) result in any material adverse change in the financial condition, business, properties or operations of such Debtor; (ii) materially or adversely affect the transactions evidenced by the Loan Documents; (iii) materially impair the right of any Debtor to carry on its business substantially as now conducted; or (iv) adversely affect the validity or enforceability of the Loan Documents.
                  (f) To the best of each Debtor's knowledge, it is in compliance with all laws applicable to such Debtor or its properties or assets the violation of which would result in any material adverse change in the financial condition, business, properties or operations of such Debtor.

                  (g) The proceeds of the Advances will be used for working capital or the purpose of the purchase of Portfolios and none of the proceeds of any Advance will be paid over or diverted to any member, manager, officer, director or member of any Debtor or any other person except to effectuate the purchase of Portfolios.
                  (h) Each Debtor other than Asta Funding is wholly owned by Asta Funding, each Debtor has adequate capital to conduct its business, and each Debtor other than Asta Funding has no subsidiaries and shall have no material assets other than the Collateral and any Rejected Portfolio, any licenses and permits, the loan(s) referred to in Section 10(b) below, and any Rejected Portfolios purchased by such Debtor.
                  (i) The Collateral is free and clear of all mortgages, pledges, liens, charges or other encumbrances, except in favor of Lender and the Permitted Liens.
                  (j) Each Debtor has filed all federal, state and other income or franchise tax returns which are required to be filed and have paid all taxes due or which may become due pursuant to such returns or pursuant to any assessment received by it.
                  (k) All timely authorizations, permits, approvals and consents of governmental authorities which may be required in connection with the valid execution and delivery of this Agreement and the other Loan Documents and the carrying out or performance of any of the activities or transactions required or contemplated hereunder or thereunder have been obtained (and remain in full force and effect) where the failure to do so would have a material adverse effect on any Debtor.
                  (l) All Financial Statements, Reports, information and other financial data furnished by each Debtor to Lender in connection with this Agreement (i) were true, correct and complete in all material respects, as of the date thereof and (ii) present fairly the financial condition of such Debtor at the respective dates thereof and the results of operations and changes in financial position for the period to which they apply. Each Debtor represents there have been no material adverse changes in the financial condition of each Debtor since the delivery by each Debtor to Lender of its most recent financial statements.
                  (m) Borrower's assets, at a fair valuation, exceed Borrower's liabilities (including, without limitation, contingent liabilities). Borrower is paying its debts as they become due and Borrower anticipates the continuing ability to pay its debts as they become due. Borrower has assets sufficient to carry on its business.
                  (n) Each Debtor is not in violation of or in default under (nor on the Closing Date is there any waiver in effect which, if not in effect, would result in a violation or default under) any provision of its respective Certificate of Incorporation, Certificate of Formation or Operating Agreement, or under any provision of any agreement, indenture, evidence of indebtedness, loan or financing agreement, certificate, lease or other instrument to which it is a party, or by which it is bound, or of any law, governmental order, rule or regulation, in any such case under this subparagraph (n) so as to affect adversely in any material manner its business, assets or financial conditions.
                  (o) All statements, representations and warranties made by each Debtor in this Agreement, any other Loan Document and any other agreement, document, certificate or instrument previously furnished or to be furnished to Lender under this Agreement or in connection with the Advances; (i) are and shall be true, correct and complete in all material respects at the time they were made and, in the case of those made prior to the Closing Date, on and as of the Closing Date, (ii) do not and shall not contain any untrue statement of a material fact at the time made, and (iii) do not and shall not omit to state a material fact at the time made necessary in order to make the information contained herein or therein not misleading or incomplete. Debtors understand that all such statements, representations and warranties shall be deemed to have been relied upon by Lender as a material inducement to establish the Line of Credit.

                  (p) No person is entitled to receive from Debtor or Lender any brokerage commission, finder's fee or similar fee or payment in connection with the consummation of the transactions contemplated by this Agreement other than the acquisition of a Portfolio, which shall be fully disclosed in each Portfolio Proposal.
                  (q) Each Debtor's address set forth below its signature, is the location of such Debtor's chief executive office and is the only location where such Debtor keeps its Books and Records concerning its Collateral.
                  (r) Borrower does not own any material trademarks, trade names, patents or copyrights.
                  (s) Each Debtor warrants and represents that it has not and will not violate any applicable federal or state law relating to unfair collection practices in connection with any of the Consumer Loans and Accounts, the violation of which will have a material adverse effect on any Debtor or the Collateral. Each Debtor agrees to indemnify each Indemnified Party and to hold each Indemnified Party harmless from and against any and all claims, demands, losses, damages, penalties, fines, forfeitures, judgments, legal fees and other costs, fees and expenses heretofore or hereafter incurred by each Indemnified Party as a result of (i) any breach by a Debtor of the aforesaid warranty and representation; or (ii) any acts and/or omissions by a Debtor resulting in any claim, demand or assertion that Lender or any other Indemnified Party, subsequent to the Closing Date, was in any way involved in, or had in any way authorized, any unlawful collection practices in connection with any Consumer Loans and Accounts. Each party agrees to notify the other within ten (10) Banking Days of notice or knowledge of any such claim, demand or assertion.
                  (t) Each Debtor warrants, represents and agrees that it will not institute any legal action in the name of Lender or continue to prosecute or defend in the name of Lender any legal action; nor shall either Debtor intentionally or unintentionally, through misrepresentation or nondisclosure, mislead any person as to, or conceal from any person, the identity of each Debtor as owner of the Consumer Loans and Accounts. NOR SHALL DEBTORS USE OR REFER TO THE NAME ISRAEL DISCOUNT BANK OF NEW YORK OR ANY NAME DERIVED THEREFROM OR CONFUSINGLY SIMILAR THEREWITH TO PROMOTE DEBTORS' MARKETING, ADVERTISING, SALE OR TRANSFER OF ANY CONSUMER LOAN OR ACCOUNT OR THE COLLECTION OR MANAGEMENT THEREOF.
                  (u) As of the date of this Agreement the outstanding amount of the Consumer Loans of each Debtor is listed on Schedule C annexed hereto, and the computer discs delivered to Lender with respect to same at the Closing Date are each a true, correct and complete list thereof.

Section 8.  Survival of Representations and Warranties
                  The foregoing representations and warranties shall survive the execution of this Agreement, the Closing Date and the repayment of the Obligations.

Section 9.  Affirmative Covenants
                  To induce Lender to make the Advances pursuant to this Agreement, the Borrower and Asta Funding on its own behalf and as to each other Debtor hereby covenants and agrees that so long as any Obligations shall remain outstanding hereunder, the Debtors shall comply with the following covenants:

                  (a) Debtors shall keep and maintain complete and accurate Books and Records. Debtors shall permit access thereto and examination thereof by Lender and any authorized representatives of Lender, at all reasonable times and places during normal business hours (including the right to make copies thereof at the cost and expense of Borrower) upon at least two (2) Banking Days prior written notice and without notice at any time after and during the continuance of an Event of Default.
                  (b) Debtors shall comply in all material respects with all applicable federal, state, county and municipal laws, rules, regulations and orders of any governmental authority having jurisdiction over Debtors, except to the extent contested in good faith and by proper proceedings or where the failure to so comply would not have a material adverse affect on Debtors.
                  (c) Debtors shall promptly notify Lender of the occurrence of any Event of Default.
                  (d) Debtors shall, jointly and severally, indemnify, protect, defend and save harmless each Indemnified Party from and against any and all losses, damages, expenses or liabilities of any kind or nature and from any suits, claims, or demands, by third parties including reasonable counsel fees incurred in investigating or defending such claim, suffered by any of them and caused by, relating to, arising out of, resulting from, or in any way connected with this Agreement and the transactions contemplated herein, provided, however, Debtors shall not be obligated to indemnify, protect, defend and save harmless any Indemnified Party, if the loss, damage, expense or liability was caused by or resulted from the gross negligence of willful misconduct of that Indemnified Party. In case any action shall be brought against an Indemnified Party based upon any of the above and in respect to which indemnity may be sought against Debtors, the Indemnified Party against whom such action was brought, shall promptly notify Borrower in writing, and Debtors shall assume the defense thereof, including the employment of counsel selected by Debtors and reasonably satisfactory to the Indemnified Party, the payment of all costs and expenses and the right to negotiate and consent to settlement. Upon reasonable determination made by the Indemnified Party, the Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof at the Indemnified Party's cost and expense. Debtors shall not be liable for any settlement of any such action effected without its consent, but if settled with Debtor's consent, or if there be a final judgment for the claimant in any such action, Debtors agree to indemnify and save harmless said Indemnified Party against whom such action was brought from and against any loss or liability by reason of such settlement or judgment. The provisions of this subparagraph (d) shall survive the termination of this Agreement and the final repayment of the Obligations.
                  (e) After the occurrence of an Event of Default Debtors shall establish and maintain a Lockbox Account, in accordance with Lender's instructions, and after and during the continuance of an Event of Default (i) Lender shall be authorized to send a notice directing all Account Debtors to make all Payments to said Lockbox Account and (ii) each Debtor shall deposit all Collections in the Lockbox Account. Any and all remittances received in said Lockbox Account may be collected by Lender in its sole discretion, and shall be applied to the Obligations of Borrower to Lender in accordance with sub-paragraphs (g) and (q) hereof. Debtors shall bear all risk of loss of any funds deposited in the Lockbox Account and pay all fees and charges related thereto.

                  (f) If, notwithstanding the notices to Account Debtors to remit Payments to the Lockbox Account, Debtors receive any Payments on the Collateral, each Debtor agrees to immediately forward to Lender any and all Payments and other remittances on the Collateral, including cash, checks, drafts, notes, acceptances or other forms of payment in trust for Lender and to deliver such Payments in the identical form in which they were received, together with collection reports in form satisfactory to Lender.
                  (g) All Payments and Collections which are delivered to or otherwise received by Lender for application to the Advances provided for herein, shall be deemed received as of the date of actual receipt by Lender, and shall be applied by Lender on account of the Obligations upon Lender's receipt of same; provided, however, that no checks, drafts, or other instruments received by Lender shall constitute payment to Lender unless and until such item of payment has actually been collected by Lender. For the sole purpose of calculation of interest due to Lender from Borrower, all Payments shall not be considered applied on account of the Obligations until actual clearance of such Payments.
                  (h) Debtors shall maintain accurate Books and Records of all Collateral and all Collections.
                  (i) Each Debtor, as the case may be, shall, within fifteen
(15) days of the end of each month, deliver to Lender and Reports and related computer discs with respect to the immediately preceding month, in such form as may be reasonably acceptable to Lender, certified by the Chief Financial Officer of each Debtor.
                  (j) Debtors will continue to hold all materially necessary licenses and permits for the operations of its business.
                  (k) Lender (by any of its officers, employees and agents) shall have the right, at reasonable times during each Debtor's usual business hours (provided reasonable prior notice is given except if an Event of Default has occurred and is continuing), to inspect the Collateral, all Books and Records (and to make extracts from such Books and Records) and the premises upon which any of the Collateral is located or administered, and to verify the amount, quality, quantity, value and condition of, or any other matter relating to, the Collateral.
                  (l) Lender shall have the right, after, and during the continuance of, an Event of Default:
                           (i) to notify Account Debtors to make Payments to the
Lockbox Account established by Lender, to endorse all items of Payment which may come into its hands payable to a Debtor, to take control of any cash or non-cash proceeds of Accounts; to compromise, extend or renew any Account or deal with it as it may deem advisable, and to make exchanges, substitutions or surrenders of Collateral, to notify the postal authorities to deliver all mail, correspondence or parcels addressed to any Debtor to Lender at such address as Lender may choose; and
                           (ii) to endorse in Debtor's name on any checks,
notes, acceptances, drafts or any other instrument or document requiring said endorsement and to sign either Debtor's name on any invoice relating to any Account, or drafts against its customers, or schedules or confirmatory assignment on Accounts, or notices of assignment, financing statements under the UCC, and other public records, and in verification of Accounts and in notices to Account Debtors. For the purposes set forth herein, each Debtor does hereby appoint Lender or its designee as Attorney-in-Fact to sign in such Debtor's name or to otherwise execute documents as set forth herein.

                  (m) Each Debtor will furnish Lender with at least ten (10) days' prior written notice of any change in location of or addition to its chief executive office or the office where it keeps its Books and Records concerning its Accounts.
                  (n) Pay and discharge when due, all taxes, assessments or other governmental charges imposed on its or any of its properties, unless the same are currently being contested in good faith by appropriate proceedings and adequate reserves are maintained therefor.
                  (o) Operate its properties or cause to be operated in compliance with all material applicable orders, rules and regulations promulgated by the jurisdictions and agencies thereof where such properties are located and duly file or cause to be filed such reports and/or information returns as may be required or appropriate under applicable orders, regulations or law the violation of which would have a material adverse effect on any Debtor.
                  (p) Permit the Lender's representatives and/or agents full and complete access to any or all of Debtors' Books and Records and other financial records, to make extracts from and/or audit such records and to examine and discuss the Debtors' business, finances and affairs with the Debtors' officers and if an Event of Default exists, outside accountants.
                  (q) After an Event of Default, Lender shall apply all Payments and Collections deposited in the Lockbox Account, as follows:
                           First: to the payment of all unpaid costs and
expenses of Lender, including, its legal fees;
                           Second: to the payment of any unpaid Facility Fee,
Line Fees and Examination Fees then due;
                           Third: to the payment of all accrued and unpaid
interest under the Grid Note; and
                           Fourth: to the repayment of each of the then unpaid
Advances.
                  (r) Within twenty (20) days after the repayment of Asta I's indebtedness as listed on Schedule A, Asta I shall deliver to Lender executed UCC-3 Termination Statements executed by the secured party listed on Schedule B relating thereto.
                  (s) Each Debtor agrees that it shall, from time to time promptly execute and deliver all instruments and documents, and take all further action, that may be necessary or appropriate, or that Lender may request, in order to perfect against such Debtor and all third parties, and in order to protect and continue the security interest granted or purported to be granted hereby, or to enable Lender to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing each Debtor shall execute and deliver such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or appropriate, or as Lender may request, in order to perfect and preserve the security interest in all of the Collateral granted or purported to be granted hereby.
                  (t) So long as any of the Obligations shall remain outstanding Debtors shall deliver to Lender, the following:
                           (i) within ninety (90) days after the end of the
respective fiscal years of Asta Funding, a balance sheet, income statement and cash flow statement, prepared in accordance with GAAP, by an independent certified public accountant acceptable to Lender, on a audited basis and without material exception or qualification and in the case of the other Debtors, a trial balance prepared by management and certified by the Chief Financial Officer of each Debtor;

                           (ii) within fifteen (15) days after the end of each
month a Borrowing Base Certificate as of the last business day of the previous month, prepared by and certified by the chief financial officer of each Debtor, together with a payment in reduction of the Obligations of an amount equal to the Advances, if any, in excess of the Borrowing Base and/or Advance Ratio in such Borrowing Base Certificate; and
                           (iii) together with each Borrowing Base Certificate a
Report as to each Debtor as of the last business day of the previous month;
                  (u) Each Debtor certifies that any information concerning the business organization or financial condition of such Debtor furnished to Lender is and shall be true and correct and fairly presents and will present the financial condition of such Debtor in accordance with GAAP.
                  (v) Each Debtor covenants to promptly give Lender notice in writing of any (a) threatened or actual actions or suits and of all investigations or proceedings by or before any court, arbitrator or any governmental department, board, agency or other instrumentality, state or federal, affecting either Debtor or their respective properties which involves uninsured potential liability of any Debtor (other than Asta Funding) in excess of $250,000 and $1,000,000 as to Asta Funding in any individual case; (b) material adverse change in the condition (financial or otherwise) of any Debtor;
(c) notice of intent to seize, levy or assess or of any actual seizure, levy or assessment upon or against any material property of any Debtor, and (d) change in any Debtor's name and any change in its chief executive office or place(s) of business or incorporation or formation.

Section 10.  Negative Covenants of Debtors
                  To induce Lender to make the Advances pursuant to this Agreement, Borrower and Asta Funding on its own behalf and as to each Debtor, hereby covenants and agrees that so long as any of the Obligations shall remain outstanding, Debtors shall not:
                  (a) Except for the security interests in favor of Lender and the Permitted Liens, at any time: (i) create, incur, assume or suffer to exist any mortgage, deeds of trust, pledge, security interest, encumbrance, lien, hypothecation, or charge of any nature upon or with respect to the Collateral; or (ii) sign or file under the UCC of any jurisdiction a financing statement which names a Debtor as a debtor or Guarantor as a debtor as to any Collateral; or (iii) sign any security agreement authorizing any secured party thereunder to file such financing statement. Debtors further covenant and agree not to grant any similar negative pledge to any other lender.
                  (b) Permit the Debtors' Tangible Net Worth on a consolidated or combined basis to be less than $15,000,000.00.
                  (c) Permit the Borrower's Tangible Net Worth on a consolidated or combined basis to be less than $15,000,000.00.
                  (d) Permit Asta Funding to enter into an agreement for the repurchase, redemption or retirement of its outstanding capital if after giving effect to such repurchase (i) the Debtors shall not be incompliance with the provisions of Section 10(b) and (c), or (ii) there shall exist an Event of Default or a default with the giving of notice or the lapse of time shall result in an Event of Default. At Lender's request Asta Funding shall render a report as to any of the transactions covered by this Section 10(d).

                  (e) As to Borrower only, without the prior written consent of Lender, make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in any other person, firm or entity, other than a loan to any other Debtor that is acquiring a Portfolio with an Advance, provided, that any such Portfolio is included in the Collateral.
                  (f) Without the prior written consent of Lender, (i) enter into any merger or consolidation, except with another Debtor or if it is the survivor, or (ii) liquidate or wind-up or dissolve itself (or suffer any liquidation or dissolution), or (iii) convey, sell, lease, assign, transfer or otherwise dispose of all or substantially all of its property, business or assets, except to another Debtor, or (iv) make any material change in its present method of conducting business or permit any Guarantor who is not a natural person to do any of the foregoing.
                  (g) Materially change, amend, alter or modify its Certificate of Formation, Certificate of Incorporation, Operating Agreement, or other governing documents of a Debtor to do any of the foregoing.
                  (h) As to Borrower only, enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any member or manager of Borrower, or with any officer, director, shareholder or partner of Asta Funding or any of the foregoing, except for arm's length transactions with Affiliates.
                  (i) As to Borrower only, declare or pay any dividends on, distributions on or make any payment on account of, or set apart assets or a sinking fund for the purchase, redemption, defeasance, retirement or other acquisition of, any member interest, shares or any class of stock or any warranty or option to purchase any such stock whether now or hereafter outstanding or make any other distribution in respect thereof, directly or indirectly whether in cash or property or obligations, other than payments to Asta Funding in the ordinary course of business so long as no Event of Default exists after giving effect thereto. At Lender's request Borrower shall render a report as to the payments made to Asta Funding.
                  (j) Create, incur or suffer to exist any indebtedness, except
(i) indebtedness in respect of the Advances; and (ii) indebtedness for expenses incurred in the ordinary course of business and (iii) Permitted Debt.
                  (k) Without prior written consent of Lender, remove any material portion of the Collateral from its present location.
                  (l) Allow its existence to be other than in good standing and will not, without the prior written consent of Lender, (i) reincorporate or reorganize under the laws of any other State than Delaware, dissolve or liquidate, or (ii) merge or consolidate with or acquire or affiliate with any other business entity, unless a Debtor is the survivor or acquirer.
                  (m) Change its name without furnishing to Lender at least ten
(10) days' prior written notice thereof.
                  (n) Change in any material respect the nature of its business.
                  (o) Permit Asta Funding to sell, assign, transfer or dispose of any majority controlling ownership interest in any Debtor, voluntarily or involuntarily, by operation of law or otherwise, except to another Affiliate.

Section 11.  Conditions Precedent to Advances
                  As a condition to the execution and delivery of this Agreement and the making of any Advance, the Debtors shall or cause the execution and delivery of each of the Loan Documents listed in Exhibit D annexed hereto, all in form, scope and substance satisfactory to Lender.

Section 12.       Events of Default
                  At Lender's option, the happening of any of the following events or conditions shall, if not cured within any applicable cure period, constitute an "Event of Default" under this Agreement and the Grid Note, whether happening to any Debtor:
                  (a) Failure to pay any Obligation when due or when duly demanded by Lender;
                  (b) Failure to perform or observe any non-monetary obligation or agreement in this Agreement or any other Loan Document, which failure shall continue for five (5) Banking Days after the giving of notice by Lender to Borrower;
                  (c) Loss, theft, substantial damage or destruction of a material portion of the Collateral taken as a whole except as herein permitted or the making of any levy, seizure, garnishment, or attachment thereof or thereon that is not discharged or bonded within ten (10) days;
                  (d) Any material representation and warranty contained in this Agreement, any Loan Document, Borrowing Base Certificate, Report, Financial Statement or in any Advance Request shall be or become false in any material respect;
                  (e) The making of an assignment for the benefit of creditors, filing a petition in bankruptcy, the petition to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets, or the commencement of any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or any such petition is filed against any Debtor, or any such proceeding is commenced against it, which is not dismissed within forty-five (45) days;
                  (f) The admission in writing of its inability, or it is generally unable, to pay its debts as they become due, or any act or omission, indicating its consent to, approval of or acquiescence in any petition, application, proceeding or order for relief or the appointment of a custodian, receiver or trustee for such Debtor or any substantial part of any of its properties, or suffers any such custodianship, receivership or trusteeship;
                  (g) Any event or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, investigation or proceeding), which in Lender's reasonable judgment has a material adverse effect on the business, operations, revenues, financial condition, property, or business prospects of the Debtors collectively, or the value of the Collateral, or the ability of the Debtors collectively to timely pay or perform their Obligations to Lender.
                  (h) Merger (unless, as to Asta Funding, if it is the survivor), consolidation, change of voting control or transfer or sale of substantially all the assets of any Debtor, without Lender's prior written consent;
                  (i) There is a change in any Debtor's managerial control, including a change resulting from a management contract or a change in any Debtor's executive officers;

                  (j) Any final judgment(s) for the payment of money are rendered against any Debtor (except Asta Funding) in excess of $100,000 in the aggregate, or against Asta Funding in excess of $250,000 in the aggregate, excluding judgments for claims covered by insurance, and the same shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, or notice of intent to levy by any governmental agency or body (whether local, state or federal) is issued to or against any Debtor (except Asta Funding) or any of its properties for an amount in excess of $100,000, or against Asta Funding or any of its properties for an amount in excess of $250,000 and the same shall remain undischarged for a period of ten
(10) consecutive days during which execution shall not be effectively stayed;
                  (k) Any consent, approval, franchise, license or permit of any governmental agency, which is necessary for the ownership of any Debtor's assets or for the operation of its business, is cancelled, revoked or modified in a manner which materially adversely affect any Debtor or its properties;
                  (l) The termination of any of the Guarantees; or
                  (m) Any Debtor shall default in the performance of any agreement with any person other than Lender if the effect of such default is, or with notice or the passage of time or both would be, to accelerate the maturity of any indebtedness for borrowed money in excess of $250,000, or any Debtor shall fail to pay any indebtedness for borrowed money at maturity in excess of $250,000.

Section 13. Remedies
                  Upon the earlier of (i) the Borrower's failure to pay in full the Obligations when duly demanded by Lender; or (ii) the occurrence of any Event of Default or (iii) the Termination Date, the Line of Credit shall be terminated and any obligation of Lender to make Advances to Borrower hereunder shall be terminated. In the Event of a Default Lender shall have the right to terminate this Agreement, without demand or notice, and in such event, all Obligations secured hereby, shall immediately become due and payable without demand or notice and Lender may take immediate possession of the Collateral (including, without limitation the right to offset any funds in the Lockbox Account, the Operating Account or any other account maintained by any Debtor with Lender) without demand, notice or legal process; and for the purpose and in furtherance thereof, Debtors shall, if Lender so requests, assemble the Collateral and make it available to Lender at a reasonably convenient place designated by Lender, and Lender shall have the right (and each Debtor hereby authorizes and empowers Lender to do so) to notify Account Debtors and to exercise all of its rights under the Loan Documents and the UCC. Lender may, in its sole discretion, sell the Collateral by private or public sale for the account of Debtors after giving reasonable notice of the time and place of sale to each Debtor. Any notice from Lender placed in the U.S. Mail, postage prepaid, addressed to a Debtor at its address shown on Lender's records at least ten (10) days prior to any action or sale shall be reasonable notice under the UCC. Any proceeds of the disposition of any Collateral may be applied by Lender toward the reasonable expenses of retaking, holding, or toward preparing for sale and selling the Collateral or toward Lender's reasonable attorneys' fees and legal expenses incurred by Lender, or toward Obligations of Borrower to Lender in any order Lender may elect. Each Debtor shall be liable for any deficiency and Lender shall be entitled to interest thereon at the default rate provided in the Grid Note. In the event of repossession of the Collateral by Lender, then the rights and remedies applicable under the UCC in effect in the State of New York shall apply, except as permitted to be modified by agreement and which were so modified herein. In conjunction with or in lieu of any of the remedies provided for in this paragraph, and at Lender's sole option, each Debtor shall allow Lender or any agent or designee thereof to enter upon such Debtor's premises for the purpose of taking possession of, holding, and controlling the disposition of, in any manner deemed appropriate by Lender, all Collateral and the Books and Records. Each Debtor hereby grants to Lender an irrevocable power of attorney, which power of attorney shall be coupled with an interest in the Collateral, and hereby appoints Lender or any of Lender's officers as such Debtor's attorney-in-fact if an Event of Default exists to execute on Borrower's behalf all documents, and to do any and all things in the name of and on behalf of such Debtor, to enable Lender to fully exercise its rights in and to the Collateral as provided in this Agreement and under applicable law, including, the establishment of a Lockbox Account. In addition to the foregoing, Lender shall be entitled to exercise all of its rights under the Loan Documents, which rights may be exercised at any time and not in lieu of the rights herein provided.

Section 14. Miscellaneous
14.1  Notices
                  All notices and other communications to any party hereto required or permitted under this Agreement or any other agreement or document executed or delivered pursuant hereto or thereto shall be in writing and given (unless otherwise provided herein) (a) by hand delivery; (b) certified mail, return receipt requested, postage prepaid; (c) one (1) business day after being entrusted to a reputable commercial overnight delivery service if by overnight delivery service or (d) by telecopier with respect to Advance Requests and the response of Lender thereto. All notices shall be sent to the addresses and telecopier numbers indicated in the signature pages hereto. The Debtors each hereby irrevocably designate and appoint Asta Funding as its agent for the purpose of receiving notices under this Agreement.

14.2. Expenses
                  Debtors shall pay all expenses of every kind for the enforcement of any of Lender's rights mentioned herein during the existence of an Event of Default and reimburse Lender for any expenditures, including expenses incurred in realizing on Collateral, court costs, other legal expenses and reasonable attorneys' fees incurred in consultation or in judicial, administrative or arbitration proceedings, both at trial and appellate levels, and such expenses shall bear interest at the default rate provided for in the Grid Note, until paid and shall be secured by the Collateral.

14.3. No Waiver
                  No waiver of any default or non-exercise of a right hereunder shall waive any other default, or the same default on a future occasion, or preclude exercising any other right or the same right on a future occasion. Acceptance of any payment after its due date shall not be deemed a waiver of the right to require prompt payment when due or all other sums, and acceptance of any payment after Lender has declared its entire indebtedness due and payable shall not cure any Event of Default or operate as a waiver of any right of Lender hereunder.

14.4. Successors and Assigns
                  Lender's rights hereunder shall inure to the benefit of its successors and assigns, and Lender may without notice to or the consent of either Debtor sell one or more participations in the Obligations and Collateral. Each Debtor's obligations hereunder shall bind its successors and assigns.

14.5. Severability
                  If any provision of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect under applicable law, the same shall not affect any other provision of this Agreement and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

14.6. Entire Agreement; Amendments
                  This Agreement and any other agreement or document executed or delivered pursuant hereto, or in connection or arising with the Advances or transactions contemplated by this Agreement, embody the entire agreement and understanding between the parties hereto, supersede all prior agreements and understandings relating to the subject matter hereof, and may not be modified or varied except in a writing signed by Lender and each Debtor.

14.7. Conflicts
                  In the event any conflict arises between the terms of this Agreement and the terms of any Advance Request or any other document or agreement between Lender and any Debtor, the terms of this Agreement shall govern.

14.8. Counterpart Copies
                  This Agreement may be executed in counterpart copies all of which shall constitute one instrument and manually signed counterpart copies may be sent by telecopier to the other parties.

14.9. Cumulative Remedies
                  No provision of this Agreement or any other agreement, shall limit the right of Lender (a) to foreclose against the Collateral by the exercise of a power of sale under this Agreement or applicable law; (b) to exercise self-help remedies including, without limitation, setoff and repossession; (c) to obtain provisional or ancillary remedies such as injunctive relief, attachment, or the appointment or a receiver from a court having jurisdiction before, during, or after the pendency of any arbitration proceeding; or (d) to otherwise exercise its rights in and to the Collateral or its remedies as a secured party under Article 9 of the UCC.

14.10.   Waiver of Jury Trial; Consent to Jurisdiction
                  EACH DEBTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH (1) THIS AGREEMENT, THE GRID NOTE OR ANY OTHER LOAN DOCUMENT; (2) ALL PAST, PRESENT AND FUTURE AGREEMENTS INVOLVING THE PARTIES; (3) ANY TRANSACTION CONTEMPLATED HEREBY, AND ALL PAST, PRESENT, AND FUTURE TRANSACTIONS INVOLVING THE PARTIES; AND (4) ANY ASPECT OF THE PAST, PRESENT, OR FUTURE RELATIONSHIPS OF THE PARTIES. THIS WAIVER OF TRIAL BY JURY PROVISION IS A MATERIAL INDUCEMENT FOR LENDER TO ENTER INTO THIS AGREEMENT AND TO MAKE ADVANCES TO BORROWER.

                  EACH DEBTOR AND LENDER AGREE THAT ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS AGREEMENT, THE GRID NOTE, OR ANY OTHER LOAN DOCUMENT RELATING TO THE LINE OF CREDIT, MAY BE INITIATED AND PROSECUTED IN THE STATE OR FEDERAL COURTS, AS THE CASE MAY BE, LOCATED IN NEW YORK COUNTY, NEW YORK.

14.11.   Governing Law
                  This Agreement shall be governed by and construed and enforced under the internal laws of the State of New York without regard to any conflict of laws of principles.

14.12.  Special Covenants of Asta Funding
                  In order to induce Lender to enter into this Agreement increasing the Original Line of Credit and reducing the rate of interest with respect to Advances, Asta Funding hereby agrees that (a) it and the Borrowers shall each maintain its Operating Accounts with Lender, (b) in the event it (in a borrowing capacity) or any other Debtor, with the written consent of Lender, enters into a financing arrangement with another lender (other than with respect to the financing of a Rejected Portfolio) on terms providing for interest and/or fees payable to such lender in excess of the Lender Fees and/or interest payable to Lender hereunder, the Debtors shall enter into an amendment hereto to grant Lender the same terms, and (c) it shall cause each Affiliate and/or Debtor to execute and deliver each document required in this Agreement and to observe each covenant provided hereunder.

14.13.   Releases for Rejected Portfolios
                  Lender will provide releases requested by any other lender with respect to Lender's liens in any Rejected Portfolio and the proceeds and other rights related thereto.

                  IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed under its hand and seal by its duly authorized representative as of the date and year first written above.

                                      ISRAEL DISCOUNT BANK OF NEW YORK


                                      By:      ___________________________
                                               Name:
                                               Title:

                                      By:      ___________________________
                                               Name:
                                               Title:

                                      Address: 511 Fifth Avenue
                                               New York, New York 10017
                                               Attention: Les Miller
                                      Telecopier No: _____________________

                                    ASTA FUNDING ACQUISITION II, LLC


                                    By:  ___________________________
                                         Name: Gary Stern, Manager

                                    By: ___________________________
                                        Mitchell Herman, Manager

                                    Address: 210 Sylvan Avenue
                                             Englewood Cliffs, New Jersey 07632
                                             Attention: Gary Stern
                                    Telecopier No: ______________________


                                    PALISADES COLLECTION, L.L.C.


                                    By:  ___________________________
                                         Gary Stern, Manager

                                    By: ___________________________
                                        Mitchell Herman, Manager

                                    Address: 210 Sylvan Avenue
                                             Englewood Cliffs, New Jersey 07632
                                             Attention:
                                    Telecopier No: ______________________

                                    ASTA FUNDING, INC.


                                    By:  ___________________________
                                             Gary Stern
                                             Title:

                                    By: ___________________________
                                             Mitchell Herman
                                             Title:

                                    Address: 210 Sylvan Avenue
                                             Englewood Cliffs, New Jersey 07632
                                             Attention:
                                    Telecopier No: ______________________

Agreed:

ASTA FUNDING ACQUISITION I, LLC


By:  ___________________________
         Gary Stern, Manager

By: ___________________________
         Mitchell Herman, Manager


         Address:          210 Sylvan Avenue
                           Englewood Cliffs, New Jersey 07632
                           Attention:
         Telecopier No: ______________________


E.R. RECEIVABLES CORP., L.L.C.


By:  ___________________________
         Gary Stern, Manager

By: ___________________________
         Mitchell Herman, Manager


         Address:          210 Sylvan Avenue
                           Englewood Cliffs, New Jersey 07632
                           Attention:
         Telecopier No: ______________________

                             EXHIBITS AND SCHEDULES


                  EXHIBIT A         -         Borrowing Base Certificate

                  EXHIBIT B         -         Grid Note

                  EXHIBIT C         -         Confirmation of Affiliate

                  EXHIBIT D         -         Loan Documents


                  SCHEDULE A        -         Permitted Debt

                  SCHEDULE A-1      -         Acquired Portfolio Debt

                  SCHEDULE B        -         Permitted Liens

                  SCHEDULE C        -         Consumer Loans

                                    EXHIBIT A

                           BORROWING BASE CERTIFICATE


BORROWER:                  ASTA FUNDING ACQUISITION II, LLC
                           and PALISADES COLLECTION, L.L.C.


                                      Date:

                        Certificate No. ________________

In order to induce ISRAEL DISCOUNT BANK OF NEW YORK ("Lender") in its sole discretion, to make Advances to Borrower pursuant to the Agreement (as hereinafter defined). The undersigned, an authorized signatory of Borrower, does hereby certify, represent, warrant and covenant to Lender that the information set forth herein is true, correct and complete as of the date hereof. All capitalized terms used herein shall have the same meaning as in the Amended and Restated Loan and Security Agreement dated November 14, 2001, as amended from time to time ("Agreement") between Lender, Asta Funding, Asta II and Palisades. The Eligible Accounts aging attached hereto evidences undisputed balances due on bona fide indebtedness incurred by Account Debtors, without dispute, offset, counterclaim or rights of recoupment.

As of the date hereof: each of the representations and warranties set forth in the Agreement and in any other Loan Documents executed and delivered to Lender by Borrower and the other Debtors is true, correct and complete in all material respects; each Debtor is in compliance with all of the terms, covenants and conditions of the Agreement and the Loan Documents; there exists no default or Event of Default under the Agreement or the Loan Documents; and there has been no material adverse change in the business or financial condition any Debtor.



                                           -----------------------------
                                           Name:
                                           Title:

                           Borrowing Base Certificate
                                 No.: _________

                                                        Dated __________________

A.       Total Existing Eligible Accounts

                  Asta II                            $_________________
                  Palisades                          $_________________
                  E.R.                               $_________________
                  [Name of Debtor]                   $_________________

                                                     TOTAL (A)                  $_________________

B.       Proposed Small Portfolios
                                            (1)                                 (2)
         Name of                    Portfolio Acquisition                       Total
         Acquirer                           Cost                           Eligible Accounts
         --------                   ---------------------                  ------------------

--------------------                $                                  $
--------------------                $                                  $
--------------------                $                                  $


Lesser of (1) and (2)                                TOTAL (B)                  $_________________


C.       Proposed Portfolio Acquisition

                                            (1)                                 (2)
         Name of                    Portfolio Acquisition                      Total
         Acquirer                          Cost                           Eligible Accounts
         --------                   ---------------------                 -----------------

--------------------                $                                  $
--------------------                $                                  $
--------------------                $                                  $


Lesser of (1) and (2)                                TOTAL (C)         $_________________

D.       Total Eligible Accounts

         A + B + C  X  50% =                         TOTAL (D)         $_________________

E.       Advance Ratio

         Average Collections for:

            month ended             _____________             $_________________
            month ended             _____________             $_________________
            month ended             _____________             $_________________

                                            X        15

                                    Total Advance Ratio (E)   $_________________


F.       Total Outstanding Advances                           $_________________
         --------------------------


G.       Line of Credit                                       $20,000,000.00
         --------------


H.       Borrowing Base

         An amount equal to the lesser of:

         (D)      $________________
                           plus
(H)               $________________
                           and
         (E)      $________________                  (H)      $_________________


I hereby certify that the information contained in the within Certificate is true and accurate.


                                     ------------------------
                                     Name:
                                     Title:

                                    EXHIBIT B

                                    GRID NOTE

$20,000,000.00                   New York, New York           November __, 2001

             FOR VALUE RECEIVED, the undersigned promises to pay to the order of ISRAEL DISCOUNT BANK OF NEW YORK, (hereinafter the "Bank") at its principal office, located at 511 Fifth Avenue, New York, NY 10017, or at another location if notified in writing, the principal amount of $20,000,000.00 or, if less, the aggregate unpaid principal amount of all loans (each an "Advance" and collectively the "Advances") made by the Bank to the undersigned from time to time, as and when provided in accordance with the Amended and Restated Loan and Security Agreement between the Bank, the undersigned and Asta Funding, Inc., of even date herewith, as the same may be amended from time to time (the "Agreement"), and to pay interest on the unpaid balance of the principal amount of each Advance from and including the date of each Advance (as shown by the schedules annexed hereto) at the rate per annum equal to the Prime Rate of the Bank from time to time in effect, calculated on the basis of a 360-day year and actual number of days elapsed (but in no event in excess of the maximum rate permitted by applicable law), such interest to be payable monthly on the first day of each month beginning with the month immediately following the date of the Advance as set forth in the schedule annexed hereto and continuing on the same day of each month thereafter and until this Note is paid in full. Any change in such rate of interest shall be effective on the date a change in the prime loan rate of the Bank occurs, without notice to the undersigned. The prime loan rate of the Bank in effect on the date of this Note is ____% per annum.

             On and after the date of any Event of Default (as defined in the Agreement), interest shall be at a rate per annum equal to 5% above the rate charged hereunder on the date of such demand or if such rate shall not be lawful with respect to the undersigned, at the highest lawful rate then in effect.

             This Note shall be paid and prepaid in accordance with the terms of the Agreement.

             All payments hereunder shall be made in lawful money of the United States and in immediately available funds. Any extension of time for the payment of the principal of this Note resulting from the due date falling on a Saturday, Sunday or legal holiday shall be included in the computation of interest.

             The undersigned hereby expressly authorizes the Bank to record on a separate schedule annexed hereto the amount and date of each Advance, and the date and amount of each payment of principal and interest. In the event of any discrepancy between any such notation by the Bank and in any records of the undersigned, the records of the Bank shall be controlling and conclusive. In no event shall the Bank be obligated to make any Advances to the undersigned hereunder, except as provided for in the Agreement.

             The undersigned shall give the Bank notice of each Advance Request pursuant to the terms of the Agreement. The Bank shall be entitled to rely upon any such Advance Request and the undersigned hereby agrees to indemnify the Bank against any claims, liabilities, losses and expenses ensuing from such reliance.

             This Note is the Grid Note referred to in the Agreement, and the holder hereof is entitled to all of the benefits of the Agreement, which terms and conditions are incorporated herein, and this Note shall be secured by the Collateral. Notwithstanding any provision of this Note, all payments due under the Note become due and payable as set forth in the Agreement. The Agreement also contains provisions with respect to Collateral to secure this Note and for Events of Default under this Note. Terms used herein that are defined in the Agreement are used herein with the same meaning there ascribed to them therein.

             This Note replaces the note issued by ASTA ACQUISITION II, LLC to the Bank, dated January 18, 2001 (the "Original Note") pursuant to the Original Agreement (as defined in the Agreement) and all Advances outstanding under the Original Note, as of the date of this Note, shall be deemed outstanding under this Note as of the date hereof and shall be secured by the Collateral (as defined in the Agreement).

             The undersigned shall be jointly and severally liable under this Note and in the event of an Event of Default, the undersigned shall be jointly and severally liable for all costs of enforcement and collection of this Note incurred by Bank or any other holder of this Note.

             The undersigned in any litigation (whether or not arising out of or relating to this Note or any other obligations or liability of the undersigned to the Bank) in which the Bank and the undersigned shall be adverse parties, (i) consent to the jurisdiction of the Federal and State courts located in New York County, New York, as provided in the Agreement, and (ii) waive trial by jury and the right to interpose any defense, set-off or counterclaim of any nature or description.

             The undersigned agrees to pay on demand all of the Bank's reasonable out of pocket costs and expenses, including reasonable counsel fees, in connection with collection of any amounts due to the Bank and enforcement of its rights under this Note.

             This Note and the provisions hereof are to be binding upon the assigns or successors of the undersigned; and they are to be construed according to and governed by the internal laws of the State of New York.

                         ASTA ACQUISITION II, LLC


                         By: ___________________________
                               Gary Stern, Manager

                         By: ___________________________
                              Mitchell Herman, Manager


                         PALISADES COLLECTION, L.L.C.


                         By: ___________________________
                              Gary Stern, Manager

                         By: ___________________________
                              Mitchell Herman, Manager

                              ADVANCES AND PAYMENTS
                                  OF PRINCIPAL


                Amount of      Amount       Amount of      Unpaid          Notation
     Date       Advance      of Advance    Principal      Principal        Made By
                                Paid        Balance

----------    ----------    ----------     ----------     ----------     ----------

----------    ----------    ----------     ----------     ----------     ----------

----------    ----------    ----------     ----------     ----------     ----------

----------    ----------    ----------     ----------     ----------     ----------

----------    ----------    ----------     ----------     ----------     ----------

----------    ----------    ----------     ----------     ----------     ----------

----------    ----------    ----------     ----------     ----------     ----------

----------    ----------    ----------     ----------     ----------     ----------

----------    ----------    ----------     ----------     ----------     ----------

----------    ----------    ----------     ----------     ----------     ----------

----------    ----------    ----------     ----------     ----------     ----------

----------    ----------    ----------     ----------     ----------     ----------


                                    EXHIBIT C
                            CONFIRMATION OF AFFILIATE

         Reference is made to the Amended and Restated Loan and Security Agreement dated November 14, 2001 (as the same may be amended and in effect on the date hereof, the "Agreement") between ASTA FUNDING ACQUISITION II, LLC and PALISADES COLLECTION, L.L.C. (together, the "Borrower"), ASTA FUNDING, INC. ("Asta Funding") and ISRAEL DISCOUNT BANK OF NEW YORK (the "Lender") with respect to a Line of Credit pursuant to which the Borrower, Asta Funding or Affiliates may obtain Advances with which to acquire Portfolios, which advances are evidenced by the Borrower's Grid Note in the amount of $20,000,000.00 dated November 14, 2001.

         Pursuant to this Confirmation, effective immediately, the undersigned (the "Affiliate") hereby agrees to be a party to, to be bound by, and to be in compliance with, all the terms, conditions and covenants of the Agreement, the Grid Note and any other Loan Documents, and also agrees to execute an Affiliate Guaranty, an Affiliate Security Agreement, and such other documents as Lender may deem necessary, all in form acceptable to Lender.

         The Affiliate hereby acknowledges receipt of a copy of the Agreement and the Grid Note and acknowledges that it has not relied on any representation or warranty, of any nature whatsoever, made by Lender, other than such representations or warranties which have been given to Affiliate in writing.

         This Confirmation shall be governed by and be construed in accordance with the internal laws of the State of New York, and may be executed in counterpart copies all of which shall constitute one instrument.

         The Affiliate hereby (a) consents to the (i) non-exclusive jurisdiction of the federal and state courts located in the County, City and State of New York, in the event of any proceeding instituted in connection herewith and (ii) service of process in accordance with the laws of the State of New York and the United States of America and (b) waives trial by jury in any such proceeding.

         Each capitalized term not defined herein shall have the meaning ascribed to it in the Agreement.

                          AFFILIATE:

                          [Name of Affiliate]


                          By: _________________________
                               Name:
                               Title:

                                    EXHIBIT D

                        ASTA FUNDING ACQUISITION II, LLC

                                 LOAN DOCUMENTS

Lender:           Israel Discount Bank of New York

Asta Funding:     Asta Funding, Inc.

Asta I:           Asta Funding Acquisition I, LLC

Asta II:          Asta Funding Acquisition II, LLC

E.R.:             E.R. Receivables Corp., L.L.C.

Palisades:        Palisades Collection, L.L.C.
------------------------------------------------------------------------


1.       Demand Grid Note of Asta II and Palisades

2. Amended and Restated Loan and Security Agreement of Asta II, Palisades, Asta Funding and Lender

3.       Security Agreement of Asta Funding

4.       Security Agreement of Asta I

5.       Security Agreement of Asta II

6.       Security Agreement of E.R.

7.       Security Agreement of Palisades

8.       UCC-1 Financing Statement(s) of Asta Funding for filing in Delaware

9.       UCC-1 Financing Statement(s) of Asta I for filing in Delaware

10.      UCC-1 Financing Statement(s) of Asta II for filing in Delaware

11.      UCC-1 Financing Statement(s) of E.R. for filing in Delaware.

12.      UCC-1 Financing Statement(s) of Palisades for filing in Delaware

13.      Guaranty of Asta Funding
         a. Certificate of Resolutions of Asta Funding

14.      Guaranty of Asta I
         a. Certificate of Resolutions of Asta I

15.      Guaranty of E.R.
         a. Certificate of Resolutions of E.R.

16. UCC/Judgment Searches in Delaware and New Jersey, and Delaware Good Standing Certificate and New Jersey Certificate of Authority for Asta Funding

17. UCC/Judgment Searches in Delaware and New Jersey, and Delaware Good Standing Certificate and New Jersey Certificate of Authority for Asta I

18. UCC/Judgment Searches in Delaware and New Jersey, and Delaware Good Standing Certificate and New Jersey Certificate of Authority for Asta II

19. UCC/Judgment Searches in Delaware and New Jersey , and Delaware Good Standing Certificate and New Jersey Certificate of Authority for E.R.

20. UCC/Judgment Searches in Delaware and New Jersey, and Delaware Good Standing Certificate and New Jersey Certificate of Authority for Palisades

21.      Operating Agreement of Asta I, certified by an officer of Asta I

22.      Operating Agreement of Asta II, certified by an officer of Asta II

23.      Operating Agreement of E.R., certified by an officer of E.R.

24.      Operating Agreement of Palisades, certified by an officer of Palisades

25. Certificate of Resolutions authorizing the Loan Agreement and Loan Documents of (a) Asta I, (b) Asta II , (c) E.R. and (d) Palisades

26. Opinion of Lowenstein Sandler PC, counsel to Asta Funding, Asta I, Asta II, E.R. and Palisades with respect to such matters as Lender may reasonably request

27. Advance Request, if any, of Asta II and/or Palisades and the documents therein required

28. Letter of Asta II and Palisades authorizing Lender to (a) make payment, if any, for the Portfolio as directed by the Seller of the Portfolio,
         (b) charge the Operating Account for the Lender Fees then due, and (c) charge the Operating Account for attorneys' fees and expenses of Lender in connection with this transaction

29.      Post Closing Agreement of Asta II and Palisades

30. Such other agreements, certificates or other documents as Lender may reasonably request

                                   SCHEDULE A

                                 Permitted Debt




                           [TO BE PROVIDED BY BORROWER
                                PRIOR TO CLOSING]

                                  SCHEDULE A-1

                               Acquired Portfolio
                                 Permitted Debt



                          [TO BE PROVIDED BY BORROWER]

                                   SCHEDULE B

                                 Permitted Liens


Permitted liens are to be those liens reflected in Report 531025, dated June 29, 2001and in Report 531033 dated November 9, 2001, each as provided by Bridge Service Corp, excluding those liens which are to be released or terminated pursuant to a Post-Closing Agreement of even date herewith between Asta Funding Acquisition II, LLC, Palisades Collection, L.L.C. and Israel Discount Bank Of New York.

SCHEDULE C

                                 Consumer Loans


                           [TO BE PROVIDED BY BORROWER
                         IN HARD COPY AND COMPUTER DISC
                                PRIOR TO CLOSING]